Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form F-10 of CAE Inc. of our report dated May 22, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of CAE Inc., which is incorporated in the Annual Report on Form 40-F for the year ended March 31, 2020.

/s/ PricewaterhouseCoopers LLP

Montreal, Canada

November 16, 2020

    PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

    1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1

    T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

    “PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.